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[IMCO LOGO]


                                                                EXHIBIT 10.2



                             September 29, 1997


Mr. and Mrs. William Warshauer
Alchem Aluminum, Inc.
368 West Garfield Avenue
Coldwater, Michigan 49036

Dear Bill and Louise:

This letter will amend our previous letter of intent, dated September 15, 1997. All terms used herein will have the same definitions as in the letter of intent. Paragraph 2 of the letter will be amended, to read in its entirety as follows:

              "2.    Purchase Price.  The total purchase price for the Stock
              will be $49,250,000, less the amount of Alchem's obligations for borrowed money as of the closing. $23,000,000 of the purchase price will be paid in shares of IMCO common stock, with the balance to be paid in cash. The average closing price of IMCO common stock for the 20 trading days preceeding the date of this letter will be utilized to determine the number of shares of IMCO common stock to be issued at closing."

All other terms of the letter of intent will be unaffected by this amendment.

If the foregoing terms correctly set forth our understandings, please so indicate by executing the enclosed copy of this letter and returning the copy to the undersigned.

                                  Very truly yours,



                                  IMCO RECYCLING INC.



                                  By:  /s/ DON V. INGRAM
                                       ----------------------------
                                       Don V. Ingram
                                       Chairman of the Board and CEO

AGREED TO AND ACCEPTED:


/s/ WILLIAM WARSHAUER
-----------------------------
WILLIAM WARSHAUER


/s/ LOUISE WARSHAUER
-----------------------------
LOUISE WARSHAUER





                              [IMCO LETTERHEAD]